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                                                                   Exhibit 23.1

                         Consent of Independent Auditors

We consent to the use of our report dated February 5, 2002, included in this Current Report on Form 8-K of Salix Pharmaceuticals, Ltd. with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd., for the year ended December 31, 2001.

We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Form S-3 (Nos. 333-51270 and 333-63748) and on Form S-8 (Nos. 333-41801, 333-47586, 333-61497 and 333-63604), as amended, and to the incorporation by reference of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. for the year ended December 31, 2001.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 2002, in the Registration Statement on Form S-3 and related preliminary prospectus for the registration of 4,600,000 shares of common stock of Salix Pharmaceuticals, Ltd. and to the incorporation by reference of our report dated February 2, 2001 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
February 12, 2002